Exhibit 10.23
GENERAL SECURITY AGREEMENT
     This General Security Agreement (“Agreement”) dated June 23, 2009 is by Winkler Atlantic Holdings Limited, a British Virgin Islands business company (“Debtor”), in favor of Wachovia Capital Finance Corporation (Central), an Illinois corporation, as US Collateral Agent for and on behalf of the Secured Parties and as Lender.
W I T N E S S E T H
     WHEREAS, US Collateral Agent and Lender have entered into a Third Amended and Restated Loan Agreement (as defined below) with Mad Catz Inc., a Delaware corporation (“Borrower”), and Obligors pursuant to which Lender has provided certain financial accommodations to Borrower;
     WHEREAS, Debtor has executed and delivered or is about to execute and deliver to US Collateral Agent and Lender a guarantee (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Guarantee”) in favor of US Collateral Agent and Lender pursuant to which Debtor absolutely and unconditionally guarantees to US Collateral Agent and Lender the payment and performance of all now existing and hereafter arising obligations, liabilities and indebtedness of Borrower and Obligors; and
     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1. DEFINITIONS
     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:
     1.1 “Accounts” shall mean all present and future rights of Debtor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.
     1.2 “Equipment” shall mean all of Debtor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.
     1.3 “Event of Default” shall have the meaning set forth in Section 5.1 hereof.
     1.4 “Financing Agreements” shall mean, collectively, the Third Amended and Restated Loan Agreement, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower, Debtor or any Obligor in connection with the Third Amended and Restated Loan Agreement, the Original Loan Agreement, the First Amended and Restated Loan Agreement, the Amended First Amended and Restated Loan Agreement and the Second Amended and Restated Loan Agreement excluding any Swap Agreements, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
     1.5 “Guaranteed Obligations” shall have the meaning given to it in the Guarantee.
     1.6 “Information Certificate” shall mean the Information Certificate of Debtor constituting Exhibit A hereto containing material information with respect to Debtor, its business and assets provided by or on behalf of Debtor to Lender and US Collateral Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.
     1.7 “Inventory” shall mean all of Debtor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Debtor as lessor; (b) are held by Debtor for sale or lease or to be furnished under a contract of service; (c) are furnished by Debtor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.
     1.8 “Obligor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower and Debtor.
     1.9 “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of Debtor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Debtor and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Debtor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Debtor or to or for the benefit of any third person (including loans or advances to any affiliates or subsidiaries of Debtor) or otherwise associated with any Accounts, Inventory or general intangibles of Debtor (including choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Debtor in connection with the termination of any employee benefit plan and any other amounts payable to Debtor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Debtor is a beneficiary).
     1.10 “Third Amended and Restated Loan Agreement” shall mean the Third Amended and Restated Loan Agreement dated June 23, 2009 by and between Borrower, Obligors, Debtor, US Collateral Agent and Lender, as amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

SECTION 2. GRANT OF SECURITY INTEREST
     2.1 Grant of Security Interest. To secure payment and performance of all Guaranteed Obligations, Debtor hereby grants to US Collateral Agent for and on behalf of the Secured Parties a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to US Collateral Agent for and on behalf of the Secured Parties as security, all personal property and interests in property and fixtures of Debtor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Guaranteed Obligations at any time granted to or held or acquired by US Collateral Agent, collectively, the “Collateral”) including:
(a)	all Accounts;

(b)	all general intangibles, including all Intellectual Property;

(c)	all goods, including Inventory and Equipment;

(d)	all chattel paper (including all tangible and electronic chattel paper);

(e)	all instruments (including all promissory notes);

(f)	all documents;

(g)	all deposit accounts;

(h)	all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(i)	all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(j)	all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Debtor now or hereafter held or received by or in transit to Lender, US Collateral Agent or its affiliates or at any other depository or other institution from or for the account of Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(k)	all commercial tort claims, including those identified in the Information Certificate;

(l)	to the extent not otherwise described above, all Receivables;

(m)	all Records; and

(n)	all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.
Notwithstanding the foregoing, the Collateral shall not include any Swap Agreement entered into by Debtor.
     2.2 Perfection of Security Interests.
(a)	Debtor irrevocably and unconditionally authorizes US Collateral Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming US Collateral Agent or its designee as the secured party and Debtor as debtor, as US Collateral Agent may require, and including any other information with respect to Debtor or otherwise required by part 5 of Article 9 of the UCC of such jurisdiction as US Collateral Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Debtor hereby ratifies and approves all financing statements naming US Collateral Agent or its designee as secured party and Debtor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of US Collateral Agent prior to the date hereof and ratifies and confirms the authorization of US Collateral Agent to file such financing statements (and amendments, if any). Debtor hereby authorizes US Collateral Agent to adopt on behalf of Debtor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming US Collateral Agent or its designee as the secured party and Debtor as debtor includes assets and properties of Debtor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Debtor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Debtor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming US Collateral Agent or its designee as secured party and Debtor as debtor.

(b)	Debtor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that Debtor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Debtor shall promptly notify US Collateral Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of Debtor (including by any agent or representative), Debtor shall deliver, or cause to be delivered to US Collateral Agent, all tangible chattel paper and instruments that Debtor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as US Collateral Agent may from time to time specify, in each case except as US Collateral Agent may otherwise agree. At US Collateral Agent’s option, Debtor shall, or US Collateral Agent may at any time on behalf of Debtor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to US Collateral Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Wachovia Capital Finance Corporation (Central) and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”
(c)	In the event that Debtor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Debtor shall promptly notify US Collateral Agent thereof in writing. Promptly upon US Collateral Agent’s request, Debtor shall take, or cause to be taken, such actions as US Collateral Agent may reasonably request to give US Collateral Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.
(d)	Debtor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Debtor shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) US Collateral Agent shall have received not less than five (5) Business Days prior written notice of the intention of Debtor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to US Collateral Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Debtor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to US Collateral Agent, and (iii) on or before the opening of such deposit account, Debtor shall as US Collateral Agent may specify either (A) deliver to US Collateral Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Debtor and the bank at which such deposit account is opened and maintained or

(B) arrange for US Collateral Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to US Collateral Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Debtor’s salaried employees.
(e)	Debtor does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.
          (i) In the event that Debtor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Debtor shall promptly endorse, assign and deliver the same to US Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as US Collateral Agent may from time to time specify. If any securities, now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor shall immediately notify US Collateral Agent thereof and shall as US Collateral Agent may specify, either (A) cause the issuer to agree to comply with instructions from US Collateral Agent as to such securities, without further consent of Debtor or such nominee, or (B) arrange for US Collateral Agent to become the registered owner of the securities.
          (ii) Debtor shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) US Collateral Agent shall have received not less than five (5) Business Days prior written notice of the intention of Debtor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to US Collateral Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Debtor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to US Collateral Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Debtor shall as US Collateral Agent may specify either (1) execute and deliver, and cause to be executed and delivered to US Collateral Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Debtor and such securities intermediary or commodity intermediary or (2) arrange for US Collateral Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to US Collateral Agent.
(f)	Debtor is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that Debtor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Debtor shall promptly notify US Collateral Agent thereof in writing. Debtor shall immediately, as US Collateral Agent may specify, either (i) deliver, or cause to be delivered to US Collateral Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to US Collateral Agent, consenting to the assignment of the proceeds of the letter of credit to US Collateral Agent by Debtor and agreeing to make all payments thereon directly to US Collateral Agent or as US Collateral Agent may otherwise direct or (ii) cause US Collateral Agent to become, at Debtor’s expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g)	Debtor has no commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that Debtor shall at any time after the date hereof have any commercial tort claims, Debtor shall promptly notify US Collateral Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Debtor to US Collateral Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Debtor to US Collateral Agent shall be deemed to constitute such grant to US Collateral Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of US Collateral Agent provided in Section 2.2(a) hereof or otherwise arising by the execution by Debtor of this Agreement or any of the other Financing Agreements, US Collateral Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming US Collateral Agent or its designee as secured party and Debtor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Debtor shall promptly upon US Collateral Agent’s request, execute and deliver, or cause to be executed and delivered, to US Collateral Agent such other agreements, documents and instruments as US Collateral Agent may require in connection with such commercial tort claim.

(h)	Debtor does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of Debtor permitted herein in the ordinary course of business of Debtor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Debtor shall promptly notify US Collateral Agent thereof in writing. Promptly upon US Collateral

Agent’s request, Debtor shall deliver to US Collateral Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and Debtor.

(i)	Debtor shall take any other actions reasonably requested by Lender or US Collateral Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Lender and US Collateral Agent to enforce, the security interest of US Collateral Agent in any and all of the Collateral, including (i) executing, delivering and, where appropriate, filing, financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) causing US Collateral Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of US Collateral Agent to enforce, the security interest of US Collateral Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of US Collateral Agent to enforce, the security interest of US Collateral Agent in such Collateral, (iv) obtaining the consents and approvals of any governmental authority or third party including any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.
SECTION 3. REPRESENTATIONS AND WARRANTIES
Debtor hereby represents and warrants to Lender and US Collateral Agent the representations and warranties set out in Section 7 of the Third Amended and Restated Loan Agreement (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Revolving Loans and providing Letter of Credit Accommodations by Lender to Borrower.
SECTION 4. AFFIRMATIVE AND NEGATIVE COVENANTS
Debtor is hereby bound by the covenants set out in Section 8 of the Third Amended and Restated Loan Agreement. In addition:
(a)	Debtor shall enter into its register of charges such particulars regarding the charge created by this Agreement as are specified in Section 162 of the BVI Business Companies Act, 2004 (as the same may be amended from time to time) or any similar provision in any statute pursuant to which Debtor is incorporated or existing from time to time and submit a copy of such revised register of charges to its registered agent in the British Virgin Islands to keep at its registered office in the British Virgin Islands; and

(b)	Debtor agrees that it shall not grant a charge over its assets and properties ranking equally or in priority to the charge hereunder granted in favour of Agent.

SECTION 5. EVENTS OF DEFAULT AND REMEDIES
     5.1 Events of Default. The occurrence or existence of any Event of Default under the Third Amended and Restated Loan Agreement is referred to herein individually as an “Event of Default”, and collectively as “Events of Default”.
     5.2 Remedies.
(a)	At any time an Event of Default exists or has occurred and is continuing, Lender and US Collateral Agent shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Debtor, Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender and US Collateral Agent hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender’s or US Collateral Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Debtor of this Agreement or any of the other Financing Agreements. Lender or US Collateral Agent may, at any time or times, proceed directly against Debtor, Borrower or any Obligor to collect the Guaranteed Obligations (except under or in connection with any Swap Agreement) without prior recourse to any Obligor, Borrower or any of the Collateral.

(b)	Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender and US Collateral Agent may, in their discretion and, without limitation:
          (i) accelerate the payment of all Guaranteed Obligations (except under or in connection with any Swap Agreement) and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 9.1(g) and 9.1(h) of the Third Amended and Restated Loan Agreement, all Guaranteed Obligations (except under or in connection with any Swap Agreement) shall automatically become immediately due and payable);
          (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral;
          (iii) require Debtor, at Debtor’s expense, to assemble and make available to Lender and US Collateral Agent any part or all of the Collateral at any place and time designated by Lender or Agent;
          (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral;

          (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose; and/or
          (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Lender or US Collateral Agent or elsewhere) at such prices or terms as Lender or US Collateral Agent may deem reasonable, for cash, upon credit or for future delivery, with Lender or US Collateral Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Debtor, which right or equity of redemption is hereby expressly waived and released by Debtor.
If any of the Collateral is sold or leased by Lender or US Collateral Agent upon credit terms or for future delivery, the Guaranteed Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender or US Collateral Agent.
If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender or US Collateral Agent to Debtor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Debtor waives any other notice.
In the event Lender or US Collateral Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Debtor waives the posting of any bond which might otherwise be required.
(c)	Lender or US Collateral Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce Debtor’s rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Lender or US Collateral Agent may at such time or times:
          (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to US Collateral Agent and that US Collateral Agent has a security interest therein and Lender or US Collateral Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Lender or US Collateral Agent;
          (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Guaranteed Obligations;
          (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender and US Collateral Agent shall not be liable for their failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto; and

          (iv) take whatever other action Lender or US Collateral Agent may deem necessary or desirable for the protection of its interests.
At any time that an Event of Default exists or has occurred and is continuing, at Lender’s or US Collateral Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to US Collateral Agent and are payable directly and only to Lender or US Collateral Agent and Debtor shall deliver to Lender or US Collateral Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender or US Collateral Agent may require.
In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Debtor shall, upon Lender’s or US Collateral Agent’s request, hold the returned Inventory in trust for Lender and US Collateral Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender’s or US Collateral Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Lender’s or US Collateral Agent’s prior written consent.
(d)	To the extent that applicable law imposes duties on Lender or US Collateral Agent to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Debtor acknowledges and agrees that it is not commercially unreasonable for Lender or US Collateral Agent:
          (i) to fail to incur expenses reasonably deemed significant by Lender or US Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;
          (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or, if not required by other law, to fail to obtain consents of any governmental authority or other third party for the collection or disposition of Collateral to be collected or disposed of;
          (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;
          (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;
          (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;
          (vi) to contact other persons, whether or not in the same business as Debtor for expressions of interest in acquiring all or any portion of the Collateral;
          (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

          (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;
          (ix) to dispose of assets in wholesale rather than retail markets;
          (x) to disclaim disposition warranties;
          (xi) to purchase insurance or credit enhancements to insure Lender and US Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to Lender or US Collateral Agent a guaranteed return from the collection or disposition of Collateral; or
          (xii) to the extent deemed appropriate by Lender or US Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist them in the collection or disposition of any of the Collateral.
Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender or US Collateral Agent would not be commercially unreasonable in Lender’s or US Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by Lender or US Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Lender or US Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.
(e)	For the purpose of enabling Lender or US Collateral Agent to exercise the rights and remedies hereunder, Debtor hereby grants to Lender and US Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Debtor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(f)	Lender may apply the cash proceeds of Collateral actually received by Lender or US Collateral Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Guaranteed Obligations, in whole or in part and in such order as Lender may elect, whether or not then due (except under or in connection with any Swap Agreement). Debtor shall remain liable to Lender and US Collateral Agent for the payment of any deficiency with interest at the highest rate provided for in the Third Amended and Restated Loan Agreement and all costs and expenses of collection or enforcement, including attorneys’ fees and legal expenses.

SECTION 6.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
     6.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
(a)	The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

(b)	Debtor, Lender and US Collateral Agent irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, whichever Lender or US Collateral Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender and US Collateral Agent shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which they deem necessary or appropriate in order to realize on the Collateral or to otherwise enforce their rights against Debtor or its property).

(c)	Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth below and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender’s or US Collateral Agent’s option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Lender or US Collateral Agent against Debtor for the amount of the claim and other relief requested.

(d)	DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTOR, LENDER AND US COLLATERAL AGENT IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED

HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR, LENDER OR US COLLATERAL AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR, LENDER AND US COLLATERAL AGENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)	Lender and US Collateral Agent shall not have any liability to Debtor (whether in tort, contract, equity or otherwise) for losses suffered by Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender and US Collateral Agent that the losses were the result of acts or omissions of Lender and US Collateral Agent constituting gross negligence or willful misconduct. In any such litigation, each of Lender and US Collateral Agent shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.
     6.2 Waiver of Notices. Debtor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Guaranteed Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Guaranteed Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Debtor which Lender or US Collateral Agent may elect to give shall entitle Debtor to any other or further notice or demand in the same, similar or other circumstances.
     6.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender and US Collateral Agent, and as to amendments, as also signed by an authorized officer of Debtor. Lender and US Collateral Agent shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender or US Collateral Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender or US Collateral Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which either would otherwise have on any future occasion, whether similar in kind or otherwise.
     6.4 Waiver of Counterclaims. Debtor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Guaranteed Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.
     6.5 Indemnification. Debtor shall indemnify and hold Lender, US Collateral Agent, Secured Parties, and their respective directors, agents, employees and counsel (collectively, “Indemnified Parties”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Debtor shall pay the maximum portion which it is permitted to pay under applicable law to Indemnified Parties in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, Debtor shall not assert, and Debtor hereby waives, any claim against Indemnified Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of the Third Amended and Restated Loan Agreement.
SECTION 7. MISCELLANEOUS
     7.1 Interpretative Provisions.
(a)	All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b)	Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Loan Agreement.

(c)	All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(d)	All references to Debtor, Lender, US Collateral Agent, Borrower, Secured Parties and Indemnified Parties herein, or to any other person herein, shall include their respective successors and assigns.

(e)	The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(f)	The word “including” when used in this Agreement shall mean “including, without limitation”.

(g)	All references to the term “good faith” used herein when applicable to Lender or US Collateral Agent shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Debtor shall have the burden of proving any lack of good faith on the part of Lender or US Collateral Agent alleged by Debtor at any time.

(h)	An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 6.3 or is cured in a manner satisfactory to Lender and US Collateral Agent, if such Event of Default is capable of being cured as determined by Lender and US Collateral Agent.

(i)	In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j)	Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k)	The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l)	This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m)	This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and US Collateral Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender and US Collateral Agent merely because of Lender’s and US Collateral Agent’s involvement in their preparation.
     7.2 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtor:	7480 Mission Valley Road, Suite 101
San Diego, California
92108
Attention: Whitney Peterson
Telephone No.: (619) 683-9830
Telecopy No.: (619) 683-9829

- and -

PO Box 92
Road Town Tortola
British Virgin Islands
VG 1110
Attention: Colette Corea Saunders
Telephone No.: 284-494-2204
Telecopy No.: 284-494-5535

If to Lender and US Collateral Agent:	Wachovia Capital Finance Corporation (Central)
150 South Wacker Drive, Suite 2200
Chicago, Illinois 60606-4401
Attention: Portfolio Manager
Telephone No.: 312-332-0420
Telecopy No.: 312-332-0424
     7.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
     7.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Debtor and its successors and assigns and inure to the benefit of and be enforceable by Lender and US Collateral Agent and their respective successors and assigns, except that Debtor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender and US Collateral Agent.
     7.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.
     IN WITNESS WHEREOF, Debtor has caused these presents to be duly executed as of the day and year first above written.

WINKLER ATLANTIC HOLDINGS LIMITED
By:	/s/ Darren Richardson
Name:
Title:

By:	/s/ Stewart Halpern
Name:
Title:

Exhibit A
Information Certificate
See attached.